SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

   Filed by the Registrant      [X]
   Filed by a Party other than the Registrant  [ ]

   Check the appropriate box:
   [X] Preliminary Proxy Statement
                                [ ] Confidential, For Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))
   [ ] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ECCS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below  per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
   (5) Total fee paid:
--------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:
--------------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
   (3) Filing Party:
--------------------------------------------------------------------------------
   (4) Date Filed:
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

                                   ECCS, INC.
                                ONE SHEILA DRIVE
                         TINTON FALLS, NEW JERSEY 07724



                                                                     May 1, 2000


To Our Shareholders:

     You are most cordially invited to attend the 2000 Annual Meeting of Shareholders of ECCS, Inc. at 9:00 A.M., local time, on Thursday, June 22, 2000, at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                               Sincerely,




                                               Michael E. Faherty
                                               Chairman of the Board

                                   ECCS, INC.
                                One Sheila Drive
                         Tinton Falls, New Jersey 07724

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 22, 2000

         The Annual Meeting of Shareholders (the "Meeting") of ECCS, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey, on Thursday, June 22, 2000, at 9:00 A.M., local time, for the following purposes:

(1) To elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To amend the Certificate of Incorporation of the Company to increase the Company's authorized shares of Common Stock from 20,000,000 to 50,000,000;

(3) To amend the Company's 1996 Non-Employee Directors Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under such plan from 150,000 to 500,000 shares;

(4) To ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2000; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         Holders of Common Stock of record at the close of business on April 28, 2000 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be subject to the inspection of any shareholder for reasonable periods during the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                            By Order of the Board of Directors


                                            David J. Sorin
                                            Secretary

Tinton Falls, New Jersey
May 1, 2000

        THE COMPANY'S 1999 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                   ECCS, INC.
                                One Sheila Drive
                         Tinton Falls, New Jersey 07724

                  --------------------------------------------
                           P R O X Y S T A T E M E N T
                  --------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ECCS, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 22, 2000 (the "Meeting"), at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of common stock, $.01 par value ("Common Stock"), as of the close of business on Friday, April 28, 2000 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were [ ] shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of seven nominees named below as Directors, (ii) FOR a proposal to amend the Certificate of Incorporation of the Company to increase the Company's authorized shares of Common Stock from 20,000,000 to 50,000,000, (iii) FOR a proposal to amend the 1996 Non-Employee Directors Stock Option Plan (the "Non-Employee Plan"), to increase the maximum number of shares of Common Stock available for issuance under the Non-Employee Plan from 150,000 to 500,000 shares and to reserve an additional 350,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted under the Non-Employee Plan, (iv) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2000, and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person by written ballot at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     This Proxy Statement, together with the related form of proxy, is being mailed to the shareholders of the Company on or about Monday, May 1, 2000. The Annual Report to Shareholders of the Company for the year ended December 31, 1999, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 28, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of April 28, 2000.

     The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

                              ELECTION OF DIRECTORS

     At the Meeting, seven Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors and nominees for election to the Board are as follows:

                                                  SERVED AS A             POSITIONS WITH
                 NAME                     AGE    DIRECTOR SINCE             THE COMPANY
                 ----                     ---    --------------           --------------
Michael E. Faherty..................      65          1994         Chairman of the Board and
                                                                   Director

Gregg M. Azcuy......................      40          1996         President and Chief Executive
                                                                   Officer and Director

Gale R. Aguilar.....................      67          1995         Director

James K. Dutton.....................      67          1994         Director

Donald E. Fowler....................      62          1996         Director

Frank R. Triolo.....................      66          1996         Director

Thomas I. Unterberg.................      69          1996         Director

     The principal occupations and business experience, for at least the past five years, of each Director and nominee is as follows:

     Mr. Faherty has served as Chairman of the Board of the Company since December 1994. From December 1994 to June 1996, he also served as the Company's Chief Executive Officer. Prior to that, from August 1994 through October 1994, he provided consulting services to the Company. Since February 1977, Mr. Faherty has been the principal of MICO, a general business consulting firm. From January 1992 to January 1994, Mr. Faherty served as President and Chief Executive Officer of Shared Financial Systems, Inc., a worldwide provider of software and consulting services to data processing market segments that utilize on-line transaction processing. From February 1989 to June 1992, Mr. Faherty was employed by Intec Corp., a company engaged in the development and sale of hardware and software systems designed to measure online defects, serving as President of such company during such time and, from February 1990, serving as its Chairman. In addition, from December 1992 to the present, Mr. Faherty has been a general partner of Faherty Property Co., a family investment partnership.

     In August 1995, ALC Communications Corporation merged into Frontier. Mr. Faherty was a director of ALC until the time of such merger and became a director of Frontier upon the consummation of such merger. On April 10 and 11, 1995, three lawsuits were commenced against ALC as a result of its announced merger with Frontier. The lawsuits purport to be class actions brought on behalf of all ALC shareholders against ALC and its directors. Among other things, the complaints sought to enjoin the merger or to obtain an award of damages. On June 9, 1995, the Delaware court consolidated the three cases for all purposes under Mayers v. Irwin, et al., C.A. No. 14196. On July 10, 1995, ALC and its directors answered the consolidated complaint.

     Mr. Azcuy has been President, Chief Executive Officer and a Director of the Company since June 1996. He joined us in April 1994 as Executive Vice President, Products Division. In September 1994, he became Acting Chief Operating Officer and, in February 1995, became Vice President and Chief Operating Officer. Prior to joining the Company, from 1993 to 1994, Mr. Azcuy was International Marketing Manager for Hitachi Data Systems International, a manufacturer of mainframe storage products. From 1991 to 1993, Mr. Azcuy was Vice President, Marketing and Sales, for System Industries, Inc., an Open Systems provider of storage solutions and, prior to that, from 1982, held various managerial and sales positions within Systems Industries.

     Mr.  Aguilar  has been a Director of the  Company  since  March  1995.  Mr.
Aguilar currently is President and a director of Mitem Corporation, a software development company. Prior to that, from 1989 to 1992, Mr. Aguilar was Executive Vice President of SF2, a company which pioneered RAID technology. From 1982 to 1988, Mr. Aguilar served as Senior Vice President of Marketing and Corporate Development for Prime Computer. Prior to that, for 27 years, he held various executive positions in sales, marketing and development with IBM Corporation.

     Mr. Dutton has been a Director of the Company since August 1994. He is a retired business executive. He is currently a director of Network Equipment Technologies, Inc., a publicly held company.

     Mr. Fowler has been a Director of the Company since June 1996. He is Chairman of four early stage companies: IBT Financial, 24x7.com, Frontline
Solutions and High Speed Surfing, Inc. Mr. Fowler also serves on two other private company boards. He recently retired as President, Chief Executive Officer and a Director of eT Communications. Prior to that, from 1986 to January 1996, Mr. Fowler served as Senior Vice President at Tandem Computers, and previously held executive positions at Bechtel Group and IBM Corporation. He currently serves as Chairman of the President's Cabinet at California
Polytechnic State University. Mr. Fowler also serves as a director of TelCom Semiconductor, Inc. and ADAL Laboratories, both publicly held Companies.

     Mr. Triolo has been a Director of the Company since June 1996. From September 1995 to January 1997, Mr. Triolo was chairman of Knowledge Discovery 1, a software and services company. Prior to that, from June 1994 to June 1995, Mr. Triolo was the chairman and chief executive officer of Datacache, a computer hardware and software company. Prior to that, from 1992 to April 1994, Mr. Triolo served as a senior officer with AT&T Global Information Solutions (now
NCR).  From 1985 to 1992,  he was a senior  officer with  Teradata  Corporation.
Prior to that, he was a senior sales executive with Amdahl Corporation. Currently, he is a consultant to technology companies in sales and marketing.

     Mr. Unterberg has been a Director of the Company since June 1996. Mr. Unterberg is Chairman, Managing Director and member of the Executive Committee of C.E. Unterberg, Towbin, an investment banking firm which serves as the Company's financial advisor. Unterberg Harris, the predecessor firm to Unterberg Towbin, was the sole underwriter in our follow-on public offering in August 1997 and was the lead manager in the Company's initial public offering in 1993. In addition, Unterberg Harris acted as placement agent in the Company's private offerings of preferred stock in 1995 and 1996. From 1987 to 1989, Mr. Unterberg was head of Technology Investment Banking at Lehman Brothers. From 1977 to 1986, he was a General Partner, Managing Director and Chairman of L.F. Rothschild, Unterberg, Towbin. He currently serves as a director of AES Corporation, Electronics for Imaging, Inc. and Systems and Computer Technology Corporation, each a publicly held company.

     All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the Directors and executive officers of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation, Option and Stock Purchase Plan Committee (the "Compensation and Option Committee"), which approves salaries and certain incentive compensation for top level employees of and consultants to the Company and which makes recommendations about stock option awards to employees of and consultants to the Company; and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. Each of the Compensation and Option Committee and the Audit Committee currently consists of Gale R. Aguilar, James K. Dutton, Michael
E. Faherty, Frank R. Triolo, Donald E. Fowler and Thomas I. Unterberg. The Compensation and Option Committee held 8 meetings in 1999. The Audit Committee held one meeting in 1999. There were 12 meetings of the Board of Directors in 1999. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period for which he was a Director and the total number of meetings held by all committees on which he served during the period, if applicable.

COMPENSATION OF DIRECTORS

     The Company paid each non-employee Director $1,000 for the first Board meeting, whether in-person or telephonic, held in each month that such Board member attended. Pursuant to these arrangements, Messrs. Aguilar, Dutton, Faherty, Triolo, Fowler and Unterberg, each, a current Director and nominee, received $12,000 respectively, in 1999. The Company also reimbursed each outside Director for his reasonable expenses in connection with their attendance at regularly-scheduled meetings of the Board or its committees.

     In addition, the Company may, from time to time and in the discretion of the Board of Directors, grant options or warrants to Directors. Non-employee directors are also eligible to receive options pursuant to the Company's Non-Employee Plan as compensation for serving on the Company's Board of Directors.

     On February 23, 1996, the Board of Directors adopted, and on August 22, 1996 the shareholders of the Company approved, the Non-Employee Plan. On January 3, 2000, the Company granted to each non-employee director options to purchase 5,000 shares of Common Stock under the Non-Employee Plan at an exercise price of $12.625 per share.

     Under the terms of the Non-Employee Plan, each non-employee director who first becomes a member of the Board shall be automatically granted, on the date such person becomes a member of the Board, an option to purchase 30,000 shares of Common Stock. In addition, each non-employee Director who is a member of the Board on the first trading day of each year shall be automatically granted on such date, without further action by the Board, an option to purchase 5,000 shares of Common Stock.

     As Chairman of the Board of Directors, Mr. Faherty receives a base salary of $24,000 per year in addition to amounts payable as regular compensation for all non-employee members of the Board of Directors.

                               EXECUTIVE OFFICERS

        The following table identifies  the  current  executive  officers of the
Company:

                                                        CAPACITIES IN              IN CURRENT
               NAME                   AGE                WHICH SERVED             POSITION SINCE
               ----                   ---                ------------             --------------

Gregg M. Azcuy....................     40     President and Chief Executive            1996
                                              Officer

Louis J. Altieri(1)...............     40     Vice President, Finance and              1995
                                              Administration

Priyan Guneratne(2)...............     44     Vice President, Operations and           1998
                                              Hardware Development

--------------

(1) Mr. Altieri, C.P.A., joined the Company in September 1994 as Controller and became Vice President, Finance and Administration in October 1995. Prior to joining the Company, from September 1991 until September 1994, Mr. Altieri served as corporate controller of Monroe Systems for Business, Inc., an international manufacturer, distributor and service provider of business equipment. Prior to that, from June 1985 until September 1991, he served as corporate controller/treasurer of C.M. Ofray and Sons, Inc., and Lion Ribbon Company, each a manufacturer of novelty ribbons to florists, wholesalers and large retailers.

 (2) Mr. Guneratne joined the Company in 1992 as Director of Manufacturing for the Company's Products Division and later served as Director of Engineering. He became Vice President, Operations in 1995 and subsequently was given additional responsibilities related to hardware development in 1998 and at that time became Vice President, Operations and Hardware Development. Prior to joining the Company, from 1986, Mr. Guneratne served in various product and design positions for E-Systems Garland Division, including Program Manager, Engineering Manager and Products Manager. From 1976 through 1986, Mr. Guneratne held various positions in engineering design and development at Unisys Corporation and Raytheon Company.

        None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required by SEC regulation to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).

        The Company believes that during the fiscal year ended December 31, 1999, its executive officers, Directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon the written representations of its Directors, executive officers and holders of more than 10% of its Common Stock, and its review of the reports submitted to the Company in 1999.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 1999, 1998 AND 1997

        The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 1999, 1998 and 1997 for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and each: (i) current executive officer of the Company, or (ii) former executive officer of the Company who served in such capacity during a period of time in 1999 whose aggregate cash compensation exceeded $100,000 (four individuals) (collectively, the "Named Executives").

---------------------------------------------------------------------------------------------------
                                  SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------
                                           Annual Compensation                   Long-Term
                                                                               Compensation
                                    ---------------------------------------------------------------
                                                                                   Awards
                                                                        ---------------------------
                                                               Other       Restricted
                                                               Annual         Stock     Securities
     Name and Principal              Salary       Bonus     Compensation     Award(s)   Underlying
          Position            Year     ($)         ($)          ($)(1)         ($)      Options (#)
            (a)               (b)      (c)         (d)          (e)            (f)         (g)
---------------------------------------------------------------------------------------------------
Gregg M. Azcuy, .........    1999    $220,000   $154,223         --            --       200,000(2)
  President and              1998    $199,230       --           --            --       516,309(3)
  Chief Executive Officer    1997    $175,000    $97,200         --            --       300,000(4)

Louis J. Altieri,........    1999    $149,692    $96,073         --            --       100,000(5)
  Vice President, Finance    1998    $134,692       --           --            --       121,000(6)
  and Administration         1997    $125,077    $43,200         --            --        50,000(4)

David J. Boyle, (7) .....    1999    $ 77,675       --       $49,746(8)        --          --
  Vice President, Sales      1998    $119,692       --       $50,155(8)        --       150,000(9)
  and Marketing              1997    $110,240    $42,800     $59,489(8)        --        20,000(4)

Priyan Guneratne,........    1999    $149,642    $86,689         --            --       118,000(10)
  Vice President,            1998    $124,692       --           --            --       118,000(11)
  Operations and Hardware    1997    $115,000    $43,200         --            --        70,000(4)
  Development

Rick Rice, (12)..........    1999    $163,595    $10,000         --            --          --
  Vice President,            1998    $124,692    $10,000         --            --       150,000(13)
  Advanced Solutions and     1997       --          --           --            --          --
  Software Development
---------------------------------------------------------------------------------------------------

(1) The costs of certain benefits are not included because they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.

(2) Represents options that the Company granted on December 17, 1999 at an exercise price of $10.75 per share.

(3) Represents options that the Company canceled, reissued and repriced in October 1998 at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 75,000 options on October 6, 1994 at an exercise price of $2.44 per share; (ii) 76,309 options on June 20, 1996 at an exercise price of $2.875 per share; (iii) 25,000 options on October 26, 1996 at an exercise price of $3.00 per share; (iv) 40,000 options on December 30, 1996 at an exercise price of $4.50 per share; and (v) 300,000 options on February 18, 1998 at an exercise price of $4.00 per share, such options being originally granted in October 1997 at an exercise price of $8.00 per share.

(4) Represents options that the Company canceled, reissued and repriced in February 1998. Such options were initially granted in October 1997 at an exercise price of $8.00 per share. In February 1998, the Company reissued such options at an exercise price of $4.00 per share.

(5) Represents options that the Company granted on December 17, 1999 options at an exercise price of $10.75 per share.

(6) Represents options that the Company canceled, reissued and repriced in October 1998 at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 6,000 options on October 6, 1994 at an exercise price of $2.44 per share; (ii) 20,000 options on February 1, 1995 at an exercise price of $2.125 per share; (iii) 10,000 options on October 26, 1995 at an exercise price of $3.00 per share; (iv) 20,000 options on June 20, 1996 at an exercise price of $2.875 per share; (v) 15,000 options on December 30, 1996 at an exercise price of $4.50 per share; and (vi) 50,000 options on February 8, 1998 at an exercise price of $4.00 per share, such options being originally granted in October 1997 at an exercise price of $8.00 per share.

(7)     Mr. Boyle resigned as an officer of the Company on June 21, 1999.

(8)     Represents commissions earned during corresponding year.

(9) Represents options that the Company granted on October 21, 1998 for 60,000 shares at an exercise price of $1.25 per share in addition to 90,000 options that the Company canceled, reissued and repriced in October 1998 at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 70,000 options on July 6, 1996 at an exercise price of $3.375 per share; and (ii) 20,000 options on February 18, 1998 at $4.00 per share, such options being originally granted in October 1997 at an exercise price of $8.00 per share.

(10) Represents options that the Company granted on June 24, 1999 and December 17, 1999 at an exercise price of $3.44 and $10.75 per share, respectively.

(11) Represents options that the Company canceled, reissued and repriced in October 1998 at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 18,000 options on October 6, 1994 at an exercise price of $2.44 per share; (ii) 10,000 options on October 26, 1995 at an exercise price of $3.00 per share; (iii) 10,000 options on June 20, 1996 at an exercise price of $2.875 per share; (iv) 10,000 options on December 30, 1996 at an exercise price of $4.50 per share;
        (v) 10,000 options on June 26, 1997 at an exercise price of $5.00 per share; and (vi) 60,000 options on February 18, 1998 at an exercise price of $4.00 per share, such options being originally granted in October 1997 at an exercise price of $8.00 per share.

(12)    Mr. Rice resigned as an officer of the Company on September 24, 1999.

(13) Represents options that the Company granted on October 21, 1998 for 30,000 shares at an exercise price of $1.25 per share in addition to 120,000 options that the Company canceled, reissued and repriced at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 40,000 options on May 4, 1995 at an exercise price of $2.00 per share; (ii) 10,000 options on October 16, 1995 at an exercise price of $3.00 per share; (iii) 20,000 options on June 20, 1996 at an exercise price of $2.875 per share; (iv) 10,000 options on December 30, 1996 at an exercise price of $4.50 per share; (v) 8,000 options on February 18, 1998 at an exercise price of $4.00 per share; and (vi) 32,000 options on February 18, 1998 at an exercise price of $4.00 per share.

OPTION GRANTS IN 1999

        The following table sets forth information concerning individual grants of stock options during 1999 to each of the Named Executives. The Company has never granted any stock appreciation rights.

---------------------------------------------------------------------------------------------------------
                                         OPTION GRANTS IN 1999
------------------------------------------------------------------------------------------------------------
                                Individual Grants
                           ---------------------------------------------------------------------------------
                                                                                     Potential Realizable
                                                                                       Value At Assumed
                                                                                            Annual
                                                Percent                              Rates Of Stock Price
                                               Of Total                                Appreciation For
                               Number Of        Options                                     Option
                               Securities     Granted To    Exercise                        Term(2)
                               Underlying      Employees    Or Base
                          Options Granted(1)   In Fiscal     Price     Expiration   ------------------------
          Name                    (#)            Year        ($/Sh)       Date         5%($)       10%($)
           (a)                    (b)            (c)          (d)         (e)           (f)          (g)
------------------------------------------------------------------------------------------------------------

Gregg M. Azcuy........          28,342(3)          4%        10.75(3)   12/17/09       191,609     485,576
                               171,658(4)         25%        10.75(4)   12/17/09     1,160,514   2,940,970

------------------------------------------------------------------------------------------------------------

David J. Boyle........            --              --%          --          --            --          --

------------------------------------------------------------------------------------------------------------

Louis J. Altieri......          30,173(3)          4%        10.75(3)   12/17/09       203,988     516,946
                                69,827(4)         10%        10.75(4)   12/17/09       472,074   1,196,328

------------------------------------------------------------------------------------------------------------

Priyan Guneratne......          18,000(3)          3%         3.44(3)    6/24/09        38,941      98,685
                                24,592(3)          4%        10.75(3)   12/17/09       166,257     421,328
                                75,408(4)         11%        10.75(4)   12/17/09       509,805   1,291,945
------------------------------------------------------------------------------------------------------------

Rick Rice.............            --              --%          --          --            --          --

------------------------------------------------------------------------------------------------------------

(1) An aggregate of 693,000 of options were granted pursuant to and in accordance with the Company's employee stock option plans. The options terminate on the expiration date, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a reorganization of the Company, as defined in the Company's 1996 Stock Option Plan (the "1996 Plan"), the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

(2) Based on a grant date fair market value equal to the grant date exercise price per share of the applicable option for each of the Named Executives and assumes no adjustments to the grant date exercise price.

(3) Such options were granted pursuant to the Company's 1996 Plan and are exercisable to the extent of 25% of the options granted on each of the first, second, third and fourth anniversary of the date of grant.

(4) Such options were granted outside of any of the Company's stock option plans and are exercisable to the extent of 25% of the options granted on each of the first, second, third and fourth anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

        The following table sets forth information concerning each exercise of options during 1999 by each of the Named Executives and the year-end number and value of unexercised in-the-money options or warrants held by each of the Named Executives.

------------------------------------------------------------------------------------------------------------
                               AGGREGATED OPTION EXERCISES IN 1999
                                    AND YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------
                                                              Number Of
                                                             Securities               Value Of
                                                             Underlying             Unexercised
                                                             Unexercised            In-The-Money
                                                             Options At              Options At
                                                               Fiscal                  Fiscal
                                  Shares                      Year-End                Year-End
                                Acquired        Value            (#)                   ($)(1)
                                    On        Realized       Exercisable/            Exercisable/
             Name               Exercise(#)      ($)        Unexercisable          Unexercisable
             (a)                    (b)          (c)             (d)                     (e)
------------------------------------------------------------------------------------------------------------
Gregg M. Azcuy.............       152,444     395,470      264,405/458,154      3,006,044 / 3,311,502

------------------------------------------------------------------------------------------------------------
Louis J. Altieri...........        21,750      51,656       67,750/160,500        769,183 / 861,063

------------------------------------------------------------------------------------------------------------
David J. Boyle.............          --          --              --                      --

------------------------------------------------------------------------------------------------------------
Priyan Guneratne...........        10,000      17,500       81,000/177,000        915,875 / 1,009,705

------------------------------------------------------------------------------------------------------------
Rick Rice..................          --          --              --                      --

------------------------------------------------------------------------------------------------------------

(1) Based on a fiscal year-end fair market value of the underlying securities equal to $12.625 per share.

EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

        Except  as  set  forth  below,   there  are  no  employment   contracts,
termination of employment or change-in-control arrangements with any of the Named Executives.

        On January 1, 2000, the Compensation and Option Committee of the Company approved a proposal to extend, for a period terminating on February 28, 2001, to Gregg M. Azcuy, Louis J. Altieri, and Priyan Guneratne, each a Named Executive (collectively, the "Senior Staff"), certain change of control severance and bonus payments pursuant to certain Senior Staff Change In Control Severance And Incentive Compensation Agreements (the "Change In Control Agreements"). Specifically, the Company agreed that (i) twelve (12) months severance will be paid to such persons in the event of certain terminations after a change in control of the Company and (ii) an incentive bonus will be paid if such persons are still in the employ of the Company at the completion of a change in control, such bonus to be calculated based on the consideration received by the Company in the change of control. If the consideration paid for the change in control is more than $10.00 per share, net of incentive compensation paid or to be paid to the Senior Staff, then such bonus shall be three (3) months severance. If the consideration paid for the change in control is less than $10.00 per share, net of incentive compensation paid or to be paid to the Senior Staff, then such bonus shall be one (1) month severance. The maximum severance and bonus payments which could be payable to each of Messrs. Azcuy, Altieri and Guneratne exceeds $100,000. The maximum aggregate severance and bonus payments which could be payable by the Company to all covered employees under such plan currently is approximately $775,000.

     Under the 1996 Plan, in the event of a reorganization of the Company, as defined in the 1996 Plan, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

EXECUTIVE LOAN POLICY

     In October 1997, the Compensation and Option Committee approved the Company's Executive Loan Policy. Pursuant to such policy, the Company may make loans to officers of the Company (the "Executive Loans") provided the Company will benefit by entering into an Executive Loan and that such loan only subjects the Company to minimal financial risk. The officer requesting an Executive Loan must pledge ample collateral as security for such loan and must be in good standing with the Company throughout the Executive Loan approval process. The Company's Chief Executive Officer and its Compensation and Option Committee must approve each Executive Loan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Option Committee currently is comprised of Gale R. Aguilar, James K. Dutton, Michael E. Faherty, Frank R. Triolo, Donald E. Fowler (Chairperson of the Compensation and Option Committee) and Thomas I. Unterberg. For a discussion of certain transactions involving Mr. Unterberg, see "Certain Relationships And Related Transactions."

     There are no "interlocks", as defined by the SEC, with respect to any Director who for any part of 1999 served as a member of the Compensation and Option Committee.

     In 1999, the Company granted to each of the members of the Compensation and Option Committee options to purchase Common Stock of the Company. See "Election of Directors -- Compensation of Directors."

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Dow Jones Computer Industry Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and the five year period ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

                  Among the Company, the Nasdaq Composite Index
                 and the Dow Jones Computer Industry Group Index
                            (Capitalization Weighted)




                        [Performance Graph inserted here]






--------------------------------------------------------------------------------
                         12/31/95    12/31/96    12/31/97  12/31/98     12/31/99

--------------------------------------------------------------------------------
Nasdaq Composite Index   $151.12     $185.38     $225.49   $314.85      $584.33

--------------------------------------------------------------------------------
Dow Jones Computer       $171.46     $241.82     $341.16   $436.29      $
Industry Group Index
(Capitalization
weighted)

--------------------------------------------------------------------------------
ECCS, Inc.               $ 29.17     $ 72.94     $108.33   $ 28.13      $210.42

--------------------------------------------------------------------------------

(1) Graph assumes $100 invested on June 14, 1993 in the Company's Common Stock, the Nasdaq Composite Index and the Dow Jones Computer Industry Group Index (Capitalization weighted).

(2)     Cumulative total return assumes reinvestment of dividends.

(3)     Year ending December 31.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Option Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to maximize Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

     The Compensation and Option Committee generally determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, Executive Loans and various other benefits, including medical insurance and a 401(k) Plan which are generally available to all employees of the Company.

     Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility and seniority and individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis which are tied to Company profitability and revenue levels. The amount of bonus is based, in part, on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on financial results of the Company.

     The stock option program is designed to relate executives' and employees' long-term interests to shareholders' long-term interests. In general, stock option awards are granted on a periodic basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     The Company may make Executive Loans to its officers provided a demonstrated benefit to the Company exists for making such loans and the financial risk to the Company is minimal. The officer requesting an Executive Loan must be in good standing with the Company and must pledge sufficient collateral as security for such loan. In general, the approval and amount of such Executive Loans are based on the requesting officer's individual performance and his or her level of responsibility within the Company.

     Based on a review of available information, the Compensation and Option Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and manufacturers' product lines, as well as variations in prices and distribution channels, and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                            Compensation, Option and Stock
                                            Purchase Plan Committee Members
                                            (as constituted at year end)
                                            Gale R. Aguilar
                                            James K. Dutton
                                            Michael E. Faherty
                                            Frank R. Triolo
                                            Donald E. Fowler
                                            Thomas I. Unterberg (Chairperson)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There are, as of March 31, 2000, approximately 134 holders of record. The following table sets forth certain information, as of March 31, 2000, regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and
(iii) all Directors and current executive officers as a group.

                                               Amount and Nature
Name and Address                                 of Beneficial         Percent
of Beneficial Owner (1)                           Ownership(1)       of Class(2)
--------------------                           -----------------     -----------
(i) Certain Beneficial Owners:

Unterberg Harris
 Private Equity Partners, L.P.
 Swiss Bank Tower
 10 East 50th Street
 New York, NY 10022..........................      1,040,626             9.04%

E&M  RP Trust
 c/o Edmund Shea
 655 Brea Canyon Road
 Walnut, CA 71789-3010.......................        638,727             5.55%

(ii)  Directors (which includes all nominees
      and Named Executives:

Gale R. Aguilar..............................         37,500(3)            *
James K. Dutton..............................         37,500(3)            *
Michael E. Faherty...........................        389,274(4)          3.38%
Donald E. Fowler.............................         37,500(3)            *
Frank R. Triolo..............................         37,500(3)            *
Thomas I. Unterberg..........................      1,676,650(5)         14.57%
Gregg M. Azcuy...............................        265,725(6)          2.31%
Louis J. Altieri.............................         68,309(7)            *
David J. Boyle...............................            --                *
Priyan Guneratne.............................         81,000(8)            *
Rick Rice....................................            --                *

(iii) All  Directors  and current  executive
      officers as a group (11 persons)......       2,630,958(9)         22.86%

----------------
 *      Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 11,508,018 shares of Common Stock outstanding on March 31, 2000, plus any presently exercisable stock options or warrants held by each such holder and options or warrants which will become exercisable within 60 days after March 31, 2000.

(3) Represents 37,500 shares of Common Stock subject to options which are exercisable at March 31, 2000 or which will become exercisable within 60 days of such date.

(4) Includes 331,348 shares of Common Stock subject to warrants or options which are exercisable at March 31, 2000 or which will become exercisable within 60 days of such date.

(5) Includes: 37,500 shares of Common Stock subject to options which are exercisable at March 31, 2000 or which will become exercisable within 60 days of such date; 1,040,626 shares of Common Stock held by Unterberg Harris Private Equity Partners, L.P.; 222,270 shares of Common Stock held by Unterberg Harris Private Equity Partners, C.V.; 155,198 shares of Common Stock held by C.E. Unterberg, Towbin LLC; and 10,000 shares of Common Stock held by C.E. Unterberg, Towbin 401(k) Profit Sharing Plan Dated 10/26/90 FBO: Robert Matluck, of which Mr. Unterberg is a trustee.

(6) Includes 264,404 shares of Common Stock subject to options which are exercisable at March 31, 2000 or which will become exercisable within 60 days of such date.

(7) Includes 67,750 shares of Common Stock subject to options which are exercisable at March 31, 2000 or which will become exercisable within 60 days of such date.

(8) Includes 81,000 shares of Common Stock subject to options which are exercisable at March 31, 1999 or which will become exercisable within 60 days of such date.

(9)     See Notes 3 through 8.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Unterberg Towbin, an investment banking firm, serves as the Company's financial advisor. Thomas I. Unterberg is Managing Director of Unterberg Towbin. Mr. Unterberg is also a member of the Board of Directors of the Company. Unterberg Harris, the predecessor firm to Unterberg Towbin, was the sole underwriter in the 1997 Offering. As compensation for its services in the 1997 Offering, Unterberg Harris received underwriting discounts and commissions of $0.31 per share on 2,875,000 shares of the Company's Common Stock. In addition, the Company paid Unterberg Harris a $50,000 non-accountable expense allowance in connection with the 1997 Offering. Unterberg Harris was also the managing underwriter in the Company's initial public offering in 1993 and acted as placement agent in connection with the Company's private placement of preferred stock in 1995 and 1996. For a discussion of Mr. Unterberg's beneficial ownership of the Company's Common Stock, see "Security Ownership Of Certain Beneficial Owners and Management."

     On June 6, 1997, the Company entered into a loan transaction with Gregg M. Azcuy, its President and Chief Executive Officer (the "Borrower") pursuant to a $250,000 promissory note in favor of the Company. Interest on the outstanding principal balance of such promissory note is payable monthly at the prime lending rate. The promissory note is payable over a five-year period beginning on May 31, 1999. In connection with such promissory note, the Borrower granted the Company a security interest in the Borrower's interests in the Company's 1997 Executive Compensation Plan and any and all future executive compensation bonuses or similar compensation to be received by the Borrower. The Borrower also pledged to the Company all of his right, title and interest to 25,000 restricted shares of the Company's Common Stock and options to purchase 131,000 shares of the Company's Common Stock as security for the promissory note. On November 2, 1999 the Company received payment from the Borrower in the amount of $227,000 representing full payment of the balance on such certain promissory note.

     The Company has executed indemnification agreements with each of its Directors and executive officers pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     The Company has entered into certain Change In Control Agreements with each of its executive officers. For a discussion of the terms of such agreements, see "Executive Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

     Shareholders are being asked to consider and vote upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares from twenty million (20,000,000) shares to fifty million (50,000,000) shares, all of which shares shall be Common Stock, to (i) provide the Company with flexibility to undertake future financings or negotiate potential future acquisitions approved by the Board of Directors of the Company;
(ii) reserve additional shares of Common Stock for issuance upon the exercise of stock options granted under the Company's Non-Employee Plan and; and (iii) increase the number of shares of capital stock available for issuance by the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY.

                   PROPOSED AMENDMENT TO THE NON-EMPLOYEE PLAN

     The Non-Employee Plan was adopted by the Board of Directors on February 23, 1996. The purpose of the Non-Employee Plan is to provide an incentive to encourage investment in the Common Stock of the Company by its Directors. Currently there are 150,000 shares of Common Stock reserved for issuance upon exercise of options granted under the Non-Employee Plan. Shares optioned under the Non-Employee Plan may be either authorized but unissued shares or previously issued shares reacquired by the Company. Shares of Common Stock covered by an unexercised portion of any terminated option may again be subject to options granted under the Non-Employee Plan. Under the terms of the Plan, Messrs.
Faherty and Azcuy are ineligible to receive options under such Plan. The Non-Employee Director Plan is administered by the Compensation, Option and Stock Purchase Plan Committee of the Board of Directors.

     Under the terms of the Non-Employee Plan, each non-employee Director who first becomes a member of the Board after the approval of the Non-Employee Plan by the shareholders of the Company, shall be automatically granted, on the date such person becomes a member of the Board, an option to purchase 30,000 shares of the Common Stock. In addition, each non-employee Director who is a member of the Board on the first trading day of each year shall be automatically granted on such date, without further action by the Board, an option to purchase 5,000 shares of the Common Stock.

     The exercise price per share of the Common Stock sold under the Non-Employee Plan is equal to the "fair market value" of a share of Common Stock on the applicable grant date (the "Exercise Date"). The fair market value will be deemed to be (i) the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
(ii) the last reported sale price of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market

     The Non-Employee Plan is intended to comply with certain requirements of Rule 16b-3 under the Exchange Act, in particular with respect to "disinterested administration" of the Non-Employee Plan by non-participating members of the Board of Directors. As a result, acquisitions of shares of Common Stock pursuant to the Non-Employee Plan complying with the requirements of Rule 16b-3 will not be subject to matching and "short-swing profit recapture" under Section 16(b) of the Exchange Act. Messrs. Aguilar, Dutton, Triolo, Fowler and Unterberg, each a non-employee Director who is eligible to participate in the Non-Employee Plan, have been appointed to the initial committee which will administer the Non-Employee Plan.

     The term of the Non-Employee Plan will extend through December 31, 2006, unless terminated earlier by the Board of Directors. The Board of Directors generally has the right to amend or terminate the Non-Employee Plan without the consent of participants or shareholders, subject to certain exceptions. The numbers of shares of Common Stock which can be purchased pursuant to options under the Non-Employee Plan are subject to adjustment in the event of certain recapitalizations of the Company. Participants' rights pursuant to the
Non-Employee Plan are not transferable. Generally, the Company's Board of Directors, without the consent of shareholders, can terminate or amend the Non-Employee Plan, except that no such action can adversely affect options previously granted and, without shareholder approval, the Board may not: (i) increase the total amount of Common Stock allocated to the Non-Employee Plan (except for permitted capital adjustments); (ii) change the class of eligible Directors; or (iii) extend the term of the Non-Employee Plan.

     Options to be issued under the Non-Employee Plan will be designated as NQSOs which receive no special tax treatment, but are taxed pursuant to Section 83 of the Code. Under the provisions of that Section, if an option is granted in connection with the performance of services and has a "readily ascertainable fair market value" at the time of the grant, the optionee will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, a NQSO generally has a "readily ascertainable fair market value" only when the option is actively traded on an established market and when certain stringent Internal Revenue Code requirements are met.

     If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at that time. Rather, the optionee realizes compensation income only when the option is exercised, and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the option. If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Once a NQSO is subject to tax as compensation income, it is treated as an investment option or investment shares and becomes subject to the investment property rules. No gain or loss arises from the exercise of an option that was taxed at the time of grant. When the optionee disposes of the shares acquired pursuant to a NQSO, whether taxed at the time of grant or exercise, or some other terms, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis in the shares.

     Generally, the optionee's basis in the shares will be the exercise price plus the optionee's basis in the option. The optionee's basis in the option is equal to the sum of the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the option. In the compensatory option context, optionees normally pay nothing for the grant of the option so the basis in the option will usually be the amount of compensation income realized at the time of grant or exercise. Thus, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised, and long-term if the shares are disposed of more than one year after the option is exercised.

     If a NQSO is taxed at the time of grant and expires or lapses without being exercised, the lapse is deemed to be a sale or exchange of the option on the day the option expires and the amount of income realized is zero. The optionee recognizes a capital loss in the amount of the optionee's basis (compensation income realized at the time of the grant plus the amount, if any, paid by the optionee for the option) in the option at the time of the lapse. The loss is short-term or long-term, depending on the optionee's holding period in the option. If a NQSO is not taxed at the time of grant and expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the option.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee. The Company is only entitled to this deduction if the Company deducts and withholds upon the amount included in an employee's compensation.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Internal Revenue Code, their legislative histories and the income tax regulations which interpret similar provisions of the Internal Revenue Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the Non-Employee Plan and does not purport to be a complete description of all federal income tax aspects of the Non-Employee Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Non-Employee Plan and the sale or other disposition of shares acquired upon exercise of the options. Each optionee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Non-Employee Plan.

PREVIOUSLY GRANTED OPTIONS UNDER THE NON-EMPLOYEE PLAN

     As of December 31, 1999, the Company had granted options to purchase an aggregate of 120,000 shares of Common Stock under the Non-Employee Plan at exercise prices ranging from $1.69 to $6.50 per share to each of its non-employee Directors. The weighted average exercise price of such options is $4.24. As of December 31, 1999, all such options to purchase shares were vested and no options to purchase shares had been exercised under the Non-Employee Plan. The following table sets forth the options granted to (i) the Named Executives; (ii) all current executive officers as a group; (iii) all current Directors who are not executive officers as group; (iv) each nominee for election as a Director; (v) each associate of any such Directors, executive officers or nominees; or (vi) each other person who received or is to receive 5% of such options or rights; and (viii) all employees, including all current officers who are not executive officers, as a group.

                                                                                WEIGHTED
                                                     OPTIONS GRANTED        AVERAGE EXERCISE
NAME                                            THROUGH DECEMBER 31, 1999         PRICE
----                                            -------------------------   ----------------
Gregg M. Azcuy.................................             --                     --

Louis J. Altieri...............................             --                     --

David Boyle....................................             --                     --

Priyan Guneratne...............................             --                     --

Rick Rice......................................             --                     --

All current executive officers as a group
      (3 persons)..............................             --                     --

All current directors who are not executive
    officers as a group (5 persons)............          120,000                  $4.24

All employees, including all current officeers
    who are not executive officers, as a group.             --                     --

     As of December 31, 1999, the fair market value of the Common Stock underlying the Non-Employee Plan was $12.625 per share.

PROPOSED AMENDMENT

     Shareholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the non-employee to increase the maximum number of shares of Common Stock available for issuance under the Non-Employee Plan from 150,000 to 500,000 shares and to reserve an additional 350,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted under the Non-Employee Plan.

     The Board of Directors believes that the Amendment provides an important inducement to encourage investment in the Common Stock of the Company by its Directors. The Board of Directors believes that providing non-employee Directors with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to shareholder approval, retained Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000. Ernst & Young LLP also served as independent auditors of the Company for 1999. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

     One or more representatives of Ernst & Young LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 31, 2000.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     ECCS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 28, 2000, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO LOUIS J. ALTIERI, VICE PRESIDENT, FINANCE AND ADMINISTRATION, ECCS, INC., ONE SHEILA DRIVE, BLDG. 6A, TINTON FALLS, NEW JERSEY 07724, TELEPHONE NUMBER (732) 747-6995. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                       By Order of the Board of Directors



                                       David J. Sorin, Secretary

Tinton Falls, New Jersey
May 1, 2000

                                   ECCS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Michael E. Faherty and Gregg M. Azcuy, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of ECCS, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, on Thursday, June 22, 2000 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.




                  (Continued and to be signed on reverse side)

                           (Continued From Other Side)


                            VOTE FOR all the
                        nominees listed at right;
                         except as marked to the          VOTE WITHHELD
                              contrary below              from all nominees
1.  ELECTION OF
    DIRECTORS                      [  ]                         [  ]

    Nominees: Michael E. Faherty
              Gregg M. Azcuy
              Gale R. Aguilar
              James K. Dutton
              Donald E. Fowler
              Frank R. Triolo
              Thomas I. Unterberg

To withhold authority for any individual nominee, write that nominee's name in the space provided below.

------------------------------------------------------------------

2.  APPROVAL  OF  PROPOSAL TO  AMEND  THE CERTIFICATE OF  INCORPORATION  OF  THE
COMPANY TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000.

FOR  |_|                      AGAINST  |_|                        ABSTAIN  |_|

3. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER SUCH PLAN FROM 150,000 TO 500,000 SHARES.

FOR  |_|                      AGAINST  |_|                        ABSTAIN  |_|

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

FOR  |_|                      AGAINST  |_|                        ABSTAIN  |_|

5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:                                          This proxy must be signed
      ----------------------------------        exactly as the name appears
                                                hereon.  When shares are held
----------------------------------------        by joint tenants, both should
Signature of Shareholder                        sign.  If the signer is a
                                                corporation, please sign full
----------------------------------------        corporate name by duly
Signature of Shareholder if held jointly        authorized officer, giving full
                                                title as such.  If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

I will |_|   will not |_|   attend the
                            Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.